UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 8, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 8, 2018, OrangeHook, Inc., a Florida corporation (the "Company"), and the Jeffrey A. Levy Trust ("Levy Trust") agreed to extend an Unsecured Commercial Promissory Note originally issued in January 2018 in the principal amount of $250,000 (the "January 2018 Levy Trust Note") to October 31, 2018. The January 2018 Levy Trust Note matured on August 2, 2018 and is subject to interest rate increases commensurate with U.S. prime interest rate increases, if any.  The current annual interest rate is 15.68%.  The January 2018 Levy Trust Note requires the Company to make monthly interest payments, and the extension requires the Company to pay the full amount of interest for the extention period regardless of whether the note is paid in full prior to the new maturity date. The January 2018 Note is supported by three personal guarantees, including by board members James Mandel ("Mandel") and Jeffrey Hattara ("Hattara"), the Company's President and Chief Executive Officer and Chief Strategy Officer, respectively.

Also on August 8, 2018, the Company agreed with Jeffrey A. Levy and E. Martin Jehn and with the Levy Trust, respectively, to extend two prior unsecured promissory notes, each in the principal amount of $100,000, to September 30, 2018 and October 29, 2018, respectively. Each note calls for monthly interest payments at an annual interest rate of 9%, and the extensions require payment of the full amount of interest for the extension period regardless of whether a note is paid in full prior to its new maturity date. Each note is supported by personal guarantees, including those of Hattara and board member Whitney Peyton, as applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   August 14, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer